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For Immediate Release
For Further Information Contact:
Therese Fergo, 301-608-9292
Email Therese@unither.com


                          UNITED THERAPEUTICS RECEIVES
                    90-DAY EXTENSION TO REMODULIN NDA REVIEW

Silver Spring, Maryland and Research Triangle Park, North Carolina, April 12, 2001: United Therapeutics Corporation (NASDAQ: UTHR) announced today that the company and the Food and Drug Administration (FDA) have agreed to extend for up to 90 days the priority review period for the New Drug Application (NDA) for Remodulin (formerly UT-15) for the treatment of pulmonary arterial hypertension. This decision was made to provide the FDA with time to review additional information submitted by United Therapeutics in support of the NDA.

As a result of this extension for the Remodulin NDA review period, United Therapeutics' previously-released revenue forecasts are no longer accurate. A replacement forecast will be made upon FDA action on the Remodulin NDA.

United Therapeutics is a biotechnology company focused on combating cardiovascular, inflammatory and infectious disease with unique therapeutic products. United Therapeutics is a member of the Russell 3000 Index and is included in the iShares Nasdaq Biotechnology Index Fund (NBI).

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